UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 7, 2015

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 7, 2015, the Board of Directors of Danaher Corporation (the “Company”) approved certain amendments (the “Amendment”) to the Company’s 2007 Stock Incentive Plan (the “Plan”). The description below is qualified in its entirety by reference to the amended 2007 Stock Incentive Plan attached hereto as Exhibit 10.1 and incorporated by reference herein. The Amendment:

•	with respect to restricted stock units that are subject to performance-based vesting conditions based on relative total shareholder return (“PSUs”), provides for a mandatory two-year holding period following vesting and addresses the treatment of PSUs upon death or retirement;

•	provides that in general, with respect to awards granted on or after February 23, 2015 to a participant who retires after reaching age 55 and completing at least ten years of service with the Company, (1) a pro-rata portion of unvested stock options and SARs held by such participant for at least six months prior to the retirement date will continue to vest post-retirement and such awards, together with any stock and SARs that are vested as of the retirement date, will (when vested) remain exercisable for up to five years following the retirement date; (2) a pro-rata portion of unvested restricted stock units (“RSUs”) held by such participant will continue to vest post-retirement, subject to satisfaction of any applicable performance criteria on or prior to the scheduled vesting date; and (3) a pro-rata portion of unvested PSUs held by such participant will continue to vest post-retirement, subject to the outcome of the performance objectives applicable to such award, which will be measured following the end of the performance period;

•	provides that in general, with respect to awards granted on or after February 23, 2015 to a participant who retires after reaching age 65, (1) the unvested stock options and SARs held by such participant for at least six months prior to the retirement date will continue to vest post-retirement and such awards, together with any stock and SARs that are vested as of the retirement date, will (when vested) remain exercisable for up to five years following the retirement date; (2) the unvested RSUs held by such participant will continue to vest post-retirement, subject to satisfaction of any applicable performance criteria on or prior to the scheduled vesting date; and (3) a pro-rata portion of unvested PSUs held by such participant will continue to vest post-retirement, subject to the outcome of the performance objectives applicable to such award, which will be measured following the end of the performance period;

•	clarifies that employment status for purposes of the Plan is determined by the Company’s current payroll records;

•	authorizes the Committee to extend an award’s vesting schedule if the participant transitions to a part-time schedule;

•	requires participants to assert claims under the plan within one year after the earlier of the claim arising or the cause of action accruing, and to waive any venue objections with respect to the courts identified as the forums for Plan disputes;

•	limits the number of shares that may be awarded in any one year to any one director to 10,000;

•	tolls the post-termination option exercise period as necessary to avoid a disgorgement obligation under Section 16 of the Securities Exchange Act of 1934, as amended; and

•	provides additional detail regarding the equitable adjustments the Compensation Committee is authorized to make in the event of a recapitalization or similar change to Danaher’s capital stock, and additional detail addressing compliance with Section 409A of the Internal Revenue Code in the event of such a transaction.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s annual meeting of shareholders was held on May 7, 2015. At the annual meeting, the Company’s shareholders voted on the following proposals:

1. To elect the ten directors named in the Company’s proxy statement to terms expiring in 2016. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Votes
Thomas P. Joyce, Jr.	597,999,233	4,462,556	1,666,523	32,293,668
Donald J. Ehrlich	538,051,900	63,699,204	2,377,208	32,293,668
Linda Hefner Filler	599,644,521	3,711,620	772,171	32,293,668
Teri List-Stoll	599,290,263	4,064,189	773,856	32,293,668
Walter G. Lohr, Jr.	571,633,841	30,114,458	2,380,013	32,293,668
Mitchell P. Rales	597,055,923	5,415,100	1,657,289	32,293,668
Steven M. Rales	596,763,731	5,454,075	1,910,506	32,293,668
John T. Schwieters	597,316,574	5,067,451	1,744,287	32,293,668
Alan G. Spoon	557,132,467	45,307,961	1,687,884	32,293,668
Elias A. Zerhouni, M.D.	600,480,977	2,859,133	788,202	32,293,668

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The proposal was approved by a vote of shareholders as follows:

For	629,413,234
Against	6,246,937
Abstain	761,809

3. To approve on an advisory basis the Company’s named executive officer compensation. The proposal was approved by a vote of shareholders as follows:

For	538,298,014
Against	64,557,451
Abstain	1,272,847
Broker Non-Votes	32,293,668

4. To act upon a shareholder proposal requesting that Danaher issue a report disclosing its political expenditure policies and direct and indirect political expenditures. The proposal was rejected by a vote of shareholders as follows:

For	172,219,106
Against	344,950,757
Abstain	86,955,389
Broker Non-Votes	32,293,668

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Danaher Corporation 2007 Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
	Name:	Daniel L. Comas
	Title:	Executive Vice President and Chief Financial Officer

Dated: May 8, 2015

Exhibit Index

Exhibit No.	Description

10.1	Danaher Corporation 2007 Stock Incentive Plan, as amended